As filed with the Securities and Exchange Commission on December 5, 1997

                              File No. 333-________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                  --------------------------------------------



                             SUMMIT TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

            MASSACHUSETTS                               04-2897945
    (State or other jurisdiction                     (I.R.S. Employer
  of incorporation or organization)                  Identification No.)

                                21 Hickory Drive
                          Waltham, Massachusetts 02154
          (Address of principal executive offices, including zip code)
             -------------------------------------------------------

                             1997 STOCK OPTION PLAN

                           ---------------------------
                            (Full title of the plan)

                              Peter E. Litman, Esq.
                                 General Counsel
                             Summit Technology, Inc.
                                21 Hickory Drive
                          Waltham, Massachusetts 02154
                                 (617) 890-1234

                  --------------------------------------------
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


Title of Securities       Amount to be          Proposed maximum            Proposed maximum          Amount of
to be registered(1)       registered            offering price              aggregate offering        registration
                                                per share(2)                price                     fee
Common Stock,             1,500,000 shares          $6.25                   $9,375,000                $2,765.63
$.01 par value

(1) INCLUDES ASSOCIATED COMMON STOCK PURCHASE RIGHTS.

(2) CALCULATED PURSUANT TO RULE 457(C) USING THE AVERAGE OF THE HIGH AND LOW SALES PRICES OF THE COMMON STOCK ON DECEMBER 3, 1997

                           EXHIBIT INDEX ON PAGE II-6;
                               PAGE 1 OF 8 PAGES.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         Summit Technology, Inc. (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

         (i) Annual Report on Form 10-K for the year ended December 31, 1996 including portions of the Registrant's definitive Proxy Statement filed in connection with the Registrant's Special Meeting in Lieu of 1997 Annual Meeting of Stockholders held on June 25, 1997.

         (ii) Quarterly Report on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

         (iii) Current Reports on Form 8-K filed with the Commission on June 25, 1997 and August 28, 1997, including an amendment on Form 8-K/A filed on October 27, 1997.

         (iv) The description of the Registrant's Common Stock contained in its registration statement on Form 8-A dated May 16, 1988, including any amendment to such registration statement filed for the purpose of updating such description, and the description of the associated common stock purchase rights contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 2, 1990.

All documents  subsequently  filed by the Registrant  pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Massachusetts General Laws, Chapter 156B, Section 67, empowers a Massachusetts corporation to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as such with respect to another corporation or other entity at the request of such corporation, unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the Corporation.

         Section 13(b)(1 1/2) of Chapter 156B permits a corporation to include in its articles of organization a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B (relating to unauthorized distributions and loans to insiders) or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Charter and By-laws provide broadly for indemnification of the officers and directors of the Company. In addition, the Charter provides that, to the fullest extent permitted by Massachusetts law, no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director in his or her capacity as a director. The provisions of the Company's Charter may not limit the availability of non-monetary relief and may not apply to violations of the federal securities laws.

Item 7.  Exemption From Registration Claimed.
         ------------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

Exhibit
No.
---

3.1. Articles of Organization, as amended, of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report of Form 10-K for the year ended December 31, 1992).

3.2. Amendment to Articles of Organization of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report of Form 10-K for the year ended December 31, 1994).

3.3. By-laws, as amended, of Registrant (incorporated by reference to Exhibit 3(b) of the Registrant's Annual Report of Form 10-K for the year ended December 31, 1994).

4.       Rights  Agreement  (incorporated  by  reference  to  Exhibit  1 to  the
         Registrant's   Registration  Statement  on  Form  8-A  filed  with  the
         Commission on April 2, 1990).

5.       Opinion of Ropes & Gray.

23.1.    Consent of KPMG Peat Marwick LLP.

23.2. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

24.      Power of Attorney (included on signature page).

Item 9.  Undertakings.
         -------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) to file,  during any  period in which  offers or sales are being made, a post-effective  amendment to this registration statement,
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on this 5th day of December, 1997.

                                            SUMMIT TECHNOLOGY, INC.



                                            By:   /s/Robert J. Palmisano
                                                  ----------------------
                                                  Name:  Robert J. Palmisano
                                                  Title: Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Peter E. Litman and James Lightman, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.


         Signature               Capacity in Which Signed          Date
         ---------               ------------------------          ----

/s/Robert J. Palmisano
____________________________     Chief Executive Officer and       12/1/97
Robert J. Palmisano              Director (principal executive
                                 officer)


/s/Robert J. Kelly
____________________________     Executive Vice President and      11/18/97
Robert J. Kelly                  Chief Financial Officer
                                 (principal financial and
                                 accounting officer)

/s/Jeffrey A. Bernfield
____________________________     Director                          12/1/97
Jeffrey A. Bernfeld


/s/Richard F. Miller
____________________________     Director                          12/1/97
Richard F. Miller

         Signature               Capacity in Which Signed          Date
         ---------               ------------------------          ----

/s/John A. Norris
____________________________     Director                          11/19/97
John A. Norris


/s/Richard M. Traskos
____________________________     Director                          11/19/97
Richard M. Traskos

                                  EXHIBIT INDEX


Exhibit
No.               Title of Exhibit                                                      Page
---               ----------------                                                      ----

3.1. Articles of Organization, as amended, of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report of Form
         10-K for the year ended December 31, 1992).

3.2. Amendment to Articles of Organization of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report of Form
         10-K for the year ended December 31, 1994).

3.3 By-laws, as amended, of Registrant (incorporated by reference to Exhibit 3(b) of the Registrant's Annual Report of Form 10-K for the year ended December 31, 1994).

4.       Rights  Agreement  (incorporated  by  reference  to  Exhibit  1 to  the
         Registrant's   Registration  Statement  on  Form  8-A  filed  with  the
         Commission on April 2, 1990).

5.       Opinion of Ropes & Gray.                                                       II-7

23.1.    Consent of KPMG Peat Marwick LLP.                                              II-8

23.2. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

24.      Power of Attorney (included on signature page).
